INDEMNITY AGREEMENT
                             (Director and Officer)



Date:         AUGUST 25, 1997

Between:      TRM COPY CENTERS CORPORATION                         "Corporation"

And:          FREDERIC P. STOCKTON                                 "Director"



     WHEREAS, it is essential to the Corporation to retain and attract as directors and officers of the Corporation the most capable persons available and persons who have significant experience in business, corporate and financial matters; and

     WHEREAS, the Corporation has identified the Director as a person possessing the background and abilities desired by the Corporation and desires the Director to serve as a member of its Board of Directors and as an officer of the Corporation; and

     WHEREAS, the substantial increase in corporate litigation may, from time to time, subject directors and officers to burdensome litigation, the risks of which frequently far outweigh the advantages of serving in such capacities; and

     WHEREAS, in recent times the cost of directors' and officers' liability insurance has increased and the availability of such insurance has been severely limited; and

     WHEREAS, the Corporation and the Director recognize that serving as a director and officer of a corporation at times calls for subjective evaluations and judgments upon which reasonable persons may differ and that, in that context, it is anticipated and expected that directors and officers of corporations will and do from time to time commit actual or alleged errors or omissions in the good faith exercise of their corporate duties and responsibilities; and

     WHEREAS, it is now the express policy of the Corporation to indemnify its directors and officers to the fullest extent permitted by law; and

     WHEREAS, the Articles of Incorporation (the "Articles") and the Bylaws of the Corporation require indemnification of the directors and officers of the Corporation to the fullest extent permitted by the Oregon Business Corporation Act (the "Act"), and the Act expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between the Corporation and directors and officers of the Corporation with respect to indemnification of directors and officers; and
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     WHEREAS, the Corporation and the Director desire to articulate clearly in contractual form their respective rights and obligations with regard to the Director's service on behalf of the Corporation and with regard to claims for loss, liability, expense or damage which, directly or indirectly, may arise out of or relate to such service.

     NOW THEREFORE, the Corporation and the Director agree as follows:

     1. Agreement to Serve. The Director shall serve as a director and officer of the Corporation for so long as the Director is duly elected or appointed or until the Director tenders a resignation in writing.

     2. Definitions. As used in this Agreement:

          (a) The term "Proceeding" includes, without limitation, any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Director may be or may have been involved as a party, witness or otherwise, by reason of the fact that the Director is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which exculpation, indemnification or reimbursement can be provided under this Agreement.

          (b) The term "Expenses" includes, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under Section 12 of this Agreement, but shall not include amounts paid in settlement by the Director or the amount of judgments, penalties or fines against the Director.

          (c) References to "other enterprise" include, without limitation, employee benefit plans; references to "fines" include, without limitation, any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" include, without limitation, any service as a director, officer, employee or agent that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

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     3. Limitation of Liability.

          (a) To the fullest extent permitted by law, the Director shall have no monetary liability of any kind or nature with respect to the Director's conduct as a director in serving the Corporation or any of its subsidiaries, their respective shareholders, or any other enterprise at the request of the Corporation, except that this Section 3(a) shall not affect any liability of the Director for any of the following when demonstrated by clear and convincing evidence:

               (i) any breach of the Director's duty of loyalty to such corporations, shareholders or enterprises;

               (ii) any act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

               (iii) any transaction from which the Director derived an improper personal benefit; or

               (iv) any unlawful corporate distribution as defined in the Act (including dividends, stock repurchases and stock redemptions).

          (b) Without limiting the generality of (a) above and to the fullest extent permitted by law, the Director shall have no personal liability to the Corporation or any of its subsidiaries, their respective shareholders, or any other person claiming derivatively through the Corporation, regardless of the theory or principle under which such liability may be asserted, for:

               (i) punitive, exemplary or consequential damages;

               (ii) treble or other damages computed based upon any multiple of damages actually and directly proved to have been sustained;

               (iii) fees of attorneys, accountants, expert witnesses or professional consultants; or

               (iv) civil fines or penalties of any kind or nature whatsoever.

     4. Indemnity in Third-Party Proceedings. The Corporation shall indemnify the Director in accordance with the provisions of this Section 4, if the Director is made, or is threatened to be made, a party to or witness in, any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by the Director in connection with such Proceeding if the conduct of the Director was in good faith and the Director reasonably believed that the Director's conduct was in the best interests of the Corporation, or at least not


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opposed to its best interests, and, in the case of a criminal proceeding, the
Director, in addition, had no reasonable cause to believe that the Director's conduct was unlawful. However, the Director shall not be entitled to indemnification under this Section 4 in connection with any Proceeding charging improper personal benefit to the Director in which the Director was adjudged liable on the basis that personal benefit was improperly received by the Director, unless and only to the extent that the court conducting such Proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

     5. Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify the Director in accordance with the provisions of this Section 5, if the Director is made, or is threatened to be made, a party to or witness in, any Proceeding by or in the right of the Corporation to procure a judgment in its favor, against all Expenses actually and reasonably incurred by the Director in connection with such Proceeding if the conduct of the Director was in good faith and the Director reasonably believed that the Director's conduct was in the best interests of the Corporation, or at least not opposed to its best interests. However, the Director shall not be entitled to indemnification under this Section 5 in connection with any Proceeding in which the Director has been adjudged liable to the Corporation, unless and only to the extent that the court conducting such Proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

     6. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Director has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Director against all Expenses actually and reasonably incurred by the Director in connection therewith.

     7. Additional Indemnification.

          (a) Notwithstanding any limitation in Section 4, 5 or 6, the Corporation shall indemnify the Director to the fullest extent permitted by law, with respect to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by the Director in connection with such Proceeding.

          (b) For purposes of this Agreement, the meaning of the phrase "to the fullest extent permitted by law" shall include, but not be limited to:


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               (i) to the fullest extent authorized or permitted by any
     amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify or exculpate its directors and officers; and

               (ii) to the fullest extent permitted by the provision of the Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Act.

     8. Exclusions. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification in connection with any claim made against the Director:

          (a) for which payment is made to or on behalf of the Director under any insurance policy, except with respect to any excess amount to which the Director is entitled under this Agreement beyond the amount of payment under such insurance policy;

          (b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy (and, in this respect, both the Corporation and the Director have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy and is, therefore, unenforceable and that claims for such indemnification should be submitted to appropriate courts for adjudication unless, in the opinion of counsel, the matter has been settled by controlling precedent);

          (c) in connection with any Proceeding (or part of any Proceeding) initiated by the Director, or any Proceeding by the Director against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless (i) the Corporation is expressly required by law to make the indemnification, (ii) the Proceeding was authorized by the Board of Directors of the Corporation, or (iii) the Director initiated the Proceeding pursuant to Section 12 of this Agreement and the Director is successful in whole or in part in the Proceeding; or

          (d) for any liability for profits made from the purchase and sale by the Director of securities of the Corporation, which liability arises under
Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar provision of any state statutory or common law.

     9. Advances of Expenses. The Corporation shall pay the Expenses incurred by the Director in any Proceeding in advance of the final disposition of the Proceeding at the written request of the Director, if the Director:


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          (a) furnishes the Corporation a written affirmation of the Director's good faith belief that the Director is entitled to be indemnified under this Agreement; and

          (b) furnishes the Corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the Director is not entitled to be indemnified by the Corporation. Such undertaking shall be an unlimited general obligation of the Director but need not be secured.

          Advances pursuant to this Section 9 shall be made no later than 10 days after receipt by the Corporation of the affirmation and undertaking described in Sections 9(a) and 9(b) above, and shall be made without regard to the Director's ability to repay the amount advanced and without regard to the Director's ultimate entitlement to indemnification under this Agreement. The Corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 9 or of other liability incurred by the Director in connection with any Proceeding.

     10. Nonexclusivity and Continuity of Rights. The indemnification, advancement of Expenses, and exculpation from liability provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may be entitled under any other agreement, any articles of incorporation, bylaws, or vote of shareholders or directors, the Act, or otherwise, both as to conduct in the Director's capacity as a director or officer of the Corporation and as to conduct in other capacities. The indemnification under this Agreement shall continue as to the Director even though the Director may have ceased to be a director or officer of the Corporation or a director, officer, employee or agent of an enterprise related to the Corporation and shall inure to the benefit of the heirs, executors, administrators and personal representatives of the Director.

     11. Procedure Upon Application for Indemnification. Any indemnification under Section 4, 5, 6 or 7 shall be made no later than 45 days after receipt of the written request of the Director, unless a determination is made within such 45-day period by (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the applicable Proceeding, or
(b) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable) that the Director is not entitled to indemnification under this Agreement.

     12. Enforcement. The Director may enforce any right to indemnification, advances or exculpation provided by this Agreement in any court of competent jurisdiction if (a) the Corporation denies the claim for indemnification, advances or exculpation, in whole or in part, or (b) the Corporation does not dispose of such claim within the time period required by this Agreement. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of Expenses pursuant to, and in compliance with, Section 9 of this Agreement) that the


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Director is not entitled to indemnification or exculpation under this Agreement.
However, except as provided in Section 13 of this Agreement, the Corporation shall have no defense to an action brought to enforce a claim for advancement of Expenses pursuant to Section 9 of this Agreement if the Director has tendered to the Corporation the affirmation and undertaking required thereunder. The burden of proving by clear and convincing evidence that indemnification or exculpation is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or exculpation is proper in the circumstances because the Director has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that indemnification or exculpation is improper because the Director has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Director is not entitled to indemnification or exculpation under this Agreement or otherwise. The Director's Expenses incurred in connection with successfully establishing the Director's right to indemnification, advances or exculpation, in whole or in part, in any Proceeding shall also be indemnified by the Corporation.

          The termination of any Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that (a) the Director is not entitled to indemnification under Section 4, 5 or 7 of this Agreement, or (b) the Director is not entitled to exculpation under Section 3 of this Agreement.

     13. Notification and Defense of Claim. Not later than 30 days after receipt by the Director of notice of the commencement of any Proceeding, the Director shall, if a claim in respect of the Proceeding is to be made against the Corporation under this Agreement, notify the Corporation of the commencement of the Proceeding. The omission to notify the Corporation will not relieve the Corporation from any liability which it may have to the Director otherwise than under this Agreement. With respect to any Proceeding as to which the Director notifies the Corporation of the commencement:

          (a) The Corporation shall be entitled to participate in the Proceeding at its own expense.

          (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the Proceeding, with legal counsel reasonably satisfactory to the Director. The Director shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Director under this Agreement, including Section 9 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the Director reasonably concludes that there may be a conflict of interest between the Corporation and the Director in the conduct of the defense of the


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Proceeding, or (ii) the Corporation does not use legal counsel to assume the defense of such Proceeding. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the Director has made the conclusion provided for in (i) above.

          (c) If two or more persons who may be entitled to indemnification from the Corporation, including the Director, are parties to any Proceeding, the Corporation may require the Director to use the same legal counsel as the other parties. The Director shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Director under this Agreement, including Section 9 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the Director reasonably concludes that there may be a conflict of interest between the Director and any of the other parties required by the Corporation to be represented by the same legal counsel.

          (d) The Corporation shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld. The Director shall permit the Corporation to settle any Proceeding that the Corporation assumes the defense of, except that the Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the Director without the Director's written consent.

     14. Partial Indemnification. If the Director is entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, penalties, fines or amounts paid in settlement, incurred by the Director in connection with such Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Director for the portion of such Expenses, judgments, penalties, fines or amounts paid in settlement to which the Director is entitled.

     15. Severability. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the remainder of this Agreement shall continue to be valid and the Corporation shall nevertheless indemnify the Director as to Expenses, judgments, penalties, fines and amounts paid in settlement, with respect to any Proceeding, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any applicable law.

     16. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director. The Director shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

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     17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
(a) upon delivery by hand to the party to whom the notice or other communication shall have been directed, or (b) on the third business day after the date on which it is mailed by certified or registered mail with postage prepaid, addressed as follows:

               (i) If to the Director, to the address indicated on the signature page of this Agreement.

               (ii) If to the Corporation, to the address of its principal offices.

or to any other address as either party may designate to the other in writing.

     18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

     19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Oregon without regard to the principles of conflict of laws.

     20. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the date first written above.


CORPORATION:                                DIRECTOR:

TRM COPY CENTERS CORPORATION                Frederic P. Stockton

By:
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                                            Signature
Title: Chairman
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                                            Address
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